Exhibit 25.1

_____________________________________________________________________________

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________

FORM T-1

STATEMENT OF ELIGIBILITY UNDER
THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE
Check if an Application to Determine Eligibility of
a Trustee Pursuant to Section 305(b)(2)
_______________________________________________________

U.S. BANK NATIONAL ASSOCIATION
(Exact name of Trustee as specified in its charter)

31-0841368
I.R.S. Employer Identification No.

800 Nicollet Mall Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

Scott Miller
U.S. Bank National Association
10 West Broad Street
Columbus, OH 43215
(614) 849-3402
(Name, address and telephone number of agent for service)

The Scotts-Miracle Gro Company
(Issuer with respect to the Securities)

Ohio	31-1414921
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

14111 Scottslawn Road, Marysville, Ohio	43041
(Address of Principal Executive Offices)	(Zip Code)

See Table of Additional Obligors Below

Senior Debt Securities
Guarantees of Senior Debt Securities
(Title of the Indenture Securities)

TABLE OF ADDITIONAL OBLIGORS

Name	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
EG Systems, Inc.(1)	Indiana	35-1937875
Gutwein & Co., Inc.(1)	Indiana	35-0864689
SMG Brands, Inc. (2)	Delaware	20-2964892
Hyponex Corporation(1)	Delaware	31-1254519
Miracle-Gro Lawn Products, Inc.(1)	New York	11-3186421
OMS Investments, Inc.(3)	Delaware	51-0357374
Rod McLellan Company(1)	California	94-1439564
Sanford Scientific, Inc.(1)	New York	16-1279959
Scotts Manufacturing Company(1)	Delaware	42-1508875
Scotts Products Co.(1)	Ohio	31-1269080
Scotts Professional Products Co.(1)	Ohio	31-1269066
Scotts-Sierra Investments, Inc.(2)	Delaware	51-0371209
Scotts Temecula Operations, LLC(1)	Delaware	33-0978312
SMG Growing Media, Inc.(1)	Ohio	20-3544126
Swiss Farms Products, Inc.(4)	Delaware	88-0407223
The Scotts Company LLC(1)	Ohio	31-1414921

(1)	The address, including zip code, of the principal executive offices for this additional obligor is c/o The Scotts Miracle-Gro Company, 14111 Scottslawn Road, Marysville, Ohio 43041.

(2)	The address, including zip code, of the principal executive offices for this additional obligor is 1105 North Market Street Wilmington, Delaware 19899.

(3)	The address, including zip code, of the principal executive offices for this additional obligor is 10250 Constellation Blvd., Suite 2800, Los Angeles, California 90067.

(4)	The address, including zip code, of the principal executive offices for this additional obligor is 3993 Howard Hughes Parkway, Suite 250, Las Vegas, Nevada 89169.

FORM T-1

Item 1. GENERAL INFORMATION. Furnish the following information as to the Trustee.

a)    Name and address of each examining or supervising authority to which it is subject.
Comptroller of the Currency
Washington, D.C.

b)    Whether it is authorized to exercise corporate trust powers.
Yes

Item 2. AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.
None

Items 3-15	Items 3-15 are not applicable because to the best of the Trustee's knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16. LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

1. A copy of the Articles of Association of the Trustee.*

2. A copy of the certificate of authority of the Trustee to commence business, attached as Exhibit 2.

3.    A copy of the certificate of authority of the Trustee to exercise corporate trust powers, attached as Exhibit 3.

4.    A copy of the existing bylaws of the Trustee.**

5.    A copy of each Indenture referred to in Item 4. Not applicable.

6.    The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

7.    Report of Condition of the Trustee as of September 30, 2012 published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

* Incorporated by reference to Exhibit 25.1 to Amendment No. 2 to registration statement on S-4, Registration Number 333-128217 filed on November 15, 2005.
** Incorporated by reference to Exhibit 25.1 to registration statement on S-4, Registration Number 333-166527 filed on May 5, 2010.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Columbus, State of Ohio on the 14th day of December, 2012.

By:    /s/ Scott Miller
Scott Miller
Vice President

Exhibit 2

Comptroller of the Currency
Administrator of National Banks

Washington, DC 20219

CERTIFICATE OF CORPORATE EXISTENCE

I, Thomas J. Curry, Comptroller of the Currency, do hereby certify that:

1. The Comptroller of the Currency, pursuant to Revised Statutes 324, et seq, as amended, and 12 USC 1, et seq, as amended, has possession, custody, and control of all records pertaining to the chartering, regulation, and supervision of all national banking associations.

2. "U.S. Bank National Association," Cincinnati, Ohio (Charter No. 24), is a national banking association formed under the laws of the United States and is authorized thereunder to transact the business of banking on the date of this certificate.

IN TESTIMONY WHEREOF, today, May 9, 2012, I have hereunto subscribed my name and caused my seal of office to be affixed to these presents at the U.S. Department of the Treasury, in the City of Washington, District of Columbia.

Comptroller of the Currency

Exhibit 3

Comptroller of the Currency
Administrator of National Banks

Washington, DC 20219

CERTIFICATION OF FIDUCIARY POWERS

I, John Walsh, Acting Comptroller of the Currency, do hereby certify that:

1. The Office of the Comptroller of the Currency, pursuant to Revised Statutes 324, et seq, as amended, and 12 USC 1, et seq, as amended, has possession, custody, and control of all records pertaining to the chartering, regulation, and supervision of all national banking associations.

2. "U.S. Bank National Association," Cincinnati, Ohio (Charter No. 24), was granted, under the hand and seal of the Comptroller, the right to act in all fiduciary capacities authorized under the provisions of the Act of Congress approved September 28, 1962, 76 Stat. 668, 12 USC 92a, and that the authority so granted remains in full force and effect on the date of this certificate.

IN TESTIMONY WHEREOF, today, September 14, 2011, I have hereunto subscribed my name and caused my seal of office to be affixed to these presents at the U.S. Department of the Treasury, in the City of Washington, District of Columbia.

[signature]

Acting Comptroller of the Currency

Exhibit 6

CONSENT

In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: December 14, 2012

By:    /s/ Scott Miller
Scott Miller
Vice President

Exhibit 7
U.S. Bank National Association
Statement of Financial Condition
As of 9/30/2012

($000’s)

9/30/2012
Assets
Cash and Balances Due From Depository Institutions	$9,381,745
Securities	73,560,962
Federal Funds	54,418
Loans & Lease Financing Receivables	216,024,463
Fixed Assets	5,197,616
Intangible Assets	12,193,832
Other Assets	26,214,236
Total Assets	$342,627,272

Liabilities
Deposits	$248,628,028
Fed Funds	4,356,963
Treasury Demand Notes	0
Trading Liabilities	389,944
Other Borrowed Money	31,814,742
Acceptances	0
Subordinated Notes and Debentures	5,846,882
Other Liabilities	12,415,745
Total Liabilities	$303,452,034

Equity
Common and Preferred Stock	18,200
Surplus	14,133,290
Undivided Profits	22,926,251
Minority Interest in Subsidiaries	$2,097,497
Total Equity Capital	$39,175,238

Total Liabilities and Equity Capital	$342,627,272